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                                                                   EXHIBIT 99(j)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees
Delaware Group Tax-Free Fund
Voyageur Mutual Funds - Delaware National High-Yield Municipal Bond Fund

We have audited the accompanying statements of net assets of Delaware Group Tax-Free Fund (comprised of Delaware Tax-Free USA Fund, Delaware Tax-Free Insured Fund, and Delaware Tax-Free USA Intermediate Fund) and Delaware National High-Yield Municipal Bond Fund (one of the series constituting Voyageur Mutual Funds) (collectively, the "Funds"), and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 2004, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective series constituting the Delaware Group Tax-Free Fund and the Delaware National High-Yield Municipal Bond Fund of Voyageur Mutual Funds at August 31, 2004, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the five years in the period then ended in conformity with U.S. generally accepted accounting principles.

Ernst & Young LLP
October 4, 2004

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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 31 to File No. 2-86606; Amendment No. 31 to File No. 811-3850) of Delaware Group Tax-Free Funds of our report dated October 4, 2004, included in the 2004 Annual Report to shareholders.


Ernst & Young LLP
Philadelphia, Pennsylvania
November 29, 2004

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 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 29 to file No. 33-63238; Amendment No. 30 to File No. 811-7742) of Voyageur Mutual Funds (comprised of Delaware Tax-Free Arizona Fund, Delaware Tax-Free California Fund, Delaware Tax-Free Idaho Fund, Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, and Delaware Tax-Free New York
Fund) of our reports dated October 4, 2004, included in the 2004 Annual Reports to shareholders.


Ernst & Young LLP

Philadelphia, Pennsylvania
November 29, 2004